Exhibit 99.1

Trovagene Announces Activation of Two Additional Clinical Trial Sites to Conduct its Phase 1b/2 Study of PCM-075 in Patients with AML

Yale Cancer Center and Kansas University Cancer Center now actively screening and enrolling patients in Phase 1b/2 Study of PCM-075 in Acute Myeloid Leukemia (AML)

SAN DIEGO, CA – February 13, 2018 — Trovagene, Inc. (NASDAQ: TROV), a precision medicine biotechnology company, developing targeted oncology therapeutics, today announced the addition of two leading institutions, Yale Cancer Center and principal investigator Amer M. Zeidan, MBBS, MHS, and Kansas University Cancer Center and principal investigator Tara Lin, MD, to conduct its Phase 1b/2 open-label, multicenter trial of PCM-075 in patients with Acute Myeloid Leukemia (AML).

“We are excited to be part of this important clinical trial in AML, an aggressive, and often difficult-to-treat cancer for which there are limited treatment options for patients who have relapsed or refractory disease,” said Tara Lin, MD, Associate Professor of Medicine, Kansas University Cancer Center.

The open-label, multicenter Phase 1b/2 trial is designed to evaluate the safety of PCM-075 in combination with either low-dose cytarabine or decitabine in patients with Acute Myeloid Leukemia (AML) and to identify the maximum tolerated dose (MTD) in Phase 1b to administer to further evaluate the safety and preliminary efficacy in Phase 2. The trial, which is being led by hematologist Jorge Cortes, M.D., Deputy Department Chair, Department of Leukemia, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center, will be conducted at 10 sites throughout the U.S. and is expected to enroll approximately 74 patients.

“We are pleased to be evaluating PCM-075 in this Phase 1b/2 trial for our AML patients,” said Amer M. Zeidan, MBBS, MHS, Assistant Professor of Medicine (Hematology), Yale Cancer Center. “Through this trial, we look to gain insight into the safety, tolerability and preliminary efficacy of PCM-075 when combined with standard-of-care chemotherapy.”

About PCM-075

PCM-075 is a highly-selective adenosine triphosphate (ATP) competitive inhibitor of the serine/threonine polo-like-kinase 1 (PLK 1) enzyme, which is over-expressed in multiple hematologic and solid tumor cancers. Studies have shown that inhibition of polo-like-kinases can lead to tumor cell death, including a Phase 2 study in Acute Myeloid Leukemia (AML). A Phase 1 open-label, dose escalation safety study of PCM-075 has been completed in patients with advanced metastatic solid tumor cancers, and published in Investigational New Drugs. In December, 2017, Trovagene initiated a Phase 1b/2 clinical trial with PCM-075 in AML that was accepted by the National Library of Medicine (NLM) and is now publicly viewable on www.clinicaltrials.gov. The NCT number assigned by clinicaltrials.gov for this study is NCT03303339. PCM-075 has been granted Orphan Drug Designation by the FDA for the treatment of patients with AML.

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PCM-075 only targets PLK1 isoform (not PLK2 or PLK3), is oral, has a 24-hour drug half-life with reversible on-target hematologic toxicities. Trovagene believes that targeting only PLK1 with reversible on-target activity and an improved dose/scheduling protocol can significantly improve on the long-term outcome observed in previous studies with a PLK inhibitor in AML.

PCM-075 has demonstrated synergy in preclinical studies with over 10 chemotherapeutic and target agents used in hematologic and solid tumor cancers, including FLT3 and HDAC inhibitors, taxanes, and cytotoxins. Trovagene believes the combination of its targeted PLK-1 inhibitor, PCM-075, with other compounds has the potential for improved clinical efficacy in Acute Myeloid Leukemia (AML), Castration-Resistant Prostate Cancer (CRPC), Non-Hodgkin Lymphoma (NHL), Triple Negative Breast Cancer (TNBC) and Adrenocortical Carcinoma (ACC).

About Acute Myeloid Leukemia

Acute myeloid leukemia (AML) is a hematologic malignancy in which myeloid lineage cells of the bone marrow cease to differentiate appropriately, resulting in a marked increase in the number of circulating immature blast cells. As a consequence, the counts of mature red blood cells, platelets, and normal white blood cells decline, causing fatigue, shortness of breath, bleeding, and increased susceptibility to infection. The Surveillance, Epidemiology and End Results (SEER) program estimates the annual incidence rate of AML in the United States (US) to be approximately 21,000 cases in 2017. Rates of new AML cases have been rising an average of 3.1% each year over the last 10 years. The median age of AML diagnosis is 68 years of age, and approximately 45% of new diagnoses are among patients age 70 years or older.

About Trovagene, Inc.

Trovagene is a precision medicine biotechnology company developing oncology therapeutics for improved cancer care by leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in tumor genomics. Trovagene has broad intellectual property and proprietary technology to measure circulating tumor DNA (ctDNA) in urine and blood to identify and quantify clinically actionable markers for predicting response to cancer therapies. Trovagene offers its PCM technology at its CLIA/CAP – accredited laboratory and plans to continue to vertically integrate its PCM technology with precision cancer therapeutics. For more information, please visit https://www.trovagene.com.

About Kansas University Cancer Center

As one of the nation’s top cancer programs, Kansas University Cancer Center is focused on providing the highest quality comprehensive care. It is committed to reducing the burden of cancer in Kansas by transforming cancer research and clinical care. We’ve proven that commitment with our population-focused research, cutting-edge clinical trials and innovative cancer treatment. As a result of these efforts, Kansas University Cancer Center has been recognized as a National Cancer Institute (NCI)-designated cancer center since 2012. It is the only such center in the state, and one of only 69 in the United States. Kansas University Cancer Center is dedicated to the eradication of cancer. We continue to offer our patients many new options for cancer treatment and prevention.

About Yale Cancer Center

Yale Cancer Center (YCC) is one of only 49 National Cancer Institute (NCI-designated comprehensive cancer) centers in the nation and the only such center in southern New England. Comprehensive cancer centers play a vital role in the advancement of the NCI’s goal of reducing morbidity and mortality from cancer through scientific research, cancer prevention, and innovative cancer treatment.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful, or that Trovagene’s strategy to design its liquid biopsy tests to report on clinically actionable cancer genes will ultimately be successful or result in better reimbursement outcomes. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2016, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Trovagene Contact:

Vicki Kelemen

VP, Corporate Communications

858-952-7652

vkelemen@trovagene.com